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                            COLEMAN NATURAL PRODUCTS, INC.
                             EMPLOYEE STOCK PURCHASE PLAN


                                 ARTICLE I - PURPOSE

    1.1. PURPOSE. The Coleman Natural Products, Inc. Employee Stock Purchase Plan is intended to provide a method whereby employees of Coleman Natural Products, Inc. and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


                               ARTICLE II - DEFINITIONS

    2.1. BASE PAY. "Base Pay" shall mean regular straight-time earnings, including shift premiums, but excluding payments for overtime, bonuses and other special payments, commissions and other marketing incentive payments.

    2.2. COMMITTEE.  "Committee" shall mean the individuals described in
Article XI.

    2.3. EMPLOYEE. "Employee" means any person who is customarily employed on a regular full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

    2.4. SUBSIDIARY CORPORATION. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Coleman Natural Products, Inc. as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.


                     ARTICLE III - ELIGIBILITY AND PARTICIPATION

    3.1. INITIAL ELIGIBILITY. Any employee who is employed by the Company on the Offering Commencement Date (as defined below) shall be eligible to participate in such Offering.

    3.2. LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence


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and such employee's employment shall be deemed to have terminated (for purposes of this Plan only) at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

    3.3. RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

         (a) If, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

         (b) Which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

    3.4. COMMENCEMENT OF PARTICIPATION. An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end when terminated in writing by the participant (as provided in Article VIII) or when the Plan terminates.


                                ARTICLE IV - OFFERINGS

    4.1. ANNUAL OFFERINGS. The Plan will be implemented by semiannual offerings of the Company's Common Stock (the "Offerings") beginning on the 1st day of January and the 1st day of July in each year, and terminating on the last Saturday in June and the last Saturday in December of the same year, respectively. The maximum number of shares issued under the Plan is 50,000, subject to adjustment for stock splits, stock dividends, reclassifications and the like.


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    As used in the Plan, "Offering Commencement Date" means the January 1 or
July 1 date, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the last Saturday in June or the last Saturday in December date, as the case may be, on which the particular Offering terminates. If an Offering period begins on a Saturday, Sunday or legal holiday, then the first day of the Offering shall be the first business day after that date. Since all Offering Termination Dates end on a Saturday, the actual last day of each such Offering shall be the Friday prior to that date (unless such Friday is a legal holiday, in which case it will be the last business day prior to such legal holiday).


                            ARTICLE V - PAYROLL DEDUCTIONS

    5.1. AMOUNT OF DEDUCTION. At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his Base Pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's Base Pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

    5.2. PARTICIPANT'S ACCOUNT. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.4, below.

    5.3. CHANGES IN PAYROLL DEDUCTIONS. A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering, except that a participant may decrease the amount of his payroll deductions for that Offering one (1) time during any Offering.

    5.4. LEAVE OF ABSENCE. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his account pursuant to Section 7.2, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence provided he makes cash payments to the Plan at the end of each payroll period sufficient to meet such participant's authorized Plan deductions.


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                           ARTICLE VI - GRANTING OF OPTION

    6.1. NUMBER OF OPTION SHARES. On each Offering Commencement Date, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's Base Pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's Base Pay on the Offering Commencement Date divided by (iii) 85% of the market value of the Common Stock of the Company on the Offering Commencement Date or Offering Termination Date (as determined pursuant to Section 6.2, below). The market value of the Company's Common Stock shall be determined as provided in paragraphs (a) and (b) of Section 6.2, below. An employee's Base Pay during the period of an Offering shall be determined by multiplying his normal monthly rate of pay (as in effect on the Offering Commencement Date) by 6, or the hourly rate by 1040, as the case may be, provided that, in the case of a part time hourly employee, the employee's Base Pay during the period of an Offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering period.

    6.2. OPTION PRICE. The option price of Common Stock purchased with payroll deductions made during an Offering for a participant therein shall be the lower of:

         (a) 85% of the last trading price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System; or

         (b) 85% of the last trading price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

If the Common Stock of the Company is not admitted to trading on the NASDAQ National Market System on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for that purpose by the Board of Directors.


                           ARTICLE VII - EXERCISE OF OPTION

    7.1. AUTOMATIC EXERCISE. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of


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full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.1), and any excess in his account at that time will be returned to him.

    7.2. WITHDRAWAL OF ACCOUNT. By written notice to the Plan Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

    7.3. FRACTIONAL SHARES. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be held and applied toward the purchase of shares by the participant in the next Offering, or if such participant has elected not to participate in the next Offering, will be returned to any employee promptly following the termination of the Offering during which such deductions were made, without interest.

    7.4. TRANSFERABILITY OF OPTION. During a participant's lifetime, an option held by such participant shall be exercisable only by that participant.

    7.5. DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, a certificate representing the shares of Common Stock purchased upon exercise of his option.


                              ARTICLE VIII - WITHDRAWAL

    8.1. IN GENERAL. As indicated in Section 7.2, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Plan Administrator. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 3.2, to withdraw such deductions.

    8.2. EFFECT ON SUBSEQUENT PARTICIPATION. A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

    8.3. TERMINATION OF EMPLOYMENT. Upon termination of the participant's employment for any reason (but excluding retirement or death while in the employ of the Company or during continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death


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subsequent to the termination of his employment, to the person or persons entitled thereto under Section  12.1.

    8.4. TERMINATION OF EMPLOYMENT DUE TO DEATH. Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 12.1) shall have the right to elect, by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

         (a) To withdraw all of the payroll deductions credited to the participant's account under the Plan, or

         (b) To exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

    In the event that no such written notice of election shall be duly received by the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

    8.5. TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Upon termination of the participant's employment because of his retirement, the participant shall have the right to elect, by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the retirement of the participant, either:

         (a) To withdraw all of the payroll deductions credited to the participant's account under the Plan, or

         (b) To exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's retirement for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's retirement will purchase at the applicable option price, and any excess in such account will be returned to the participant, without interest.

In the event that no such written notice of election shall be duly received by the Plan Administrator, the participant shall automatically be deemed to have elected to withdraw all payroll deductions pursuant to paragraph (a), above.


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    8.6. LEAVE OF ABSENCE.  A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.4, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence, or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.


                                ARTICLE IX - INTEREST

    9.1. NO PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.


                                  ARTICLE X - STOCK

    10.1. MAXIMUM SHARES. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4, shall be 50,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

    10.2. PARTICIPANT'S INTEREST IN OPTION STOCK. The participant will have no interest in the shares of Common Stock covered by his option until such option has been exercised.

    10.3. REGISTRATION OF STOCK. Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Administrator prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

    10.4. RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved


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for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

         (a) A Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

         (b) The participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.


                             ARTICLE XI - ADMINISTRATION

    11.1. APPOINTMENT OF COMMITTEE. The Compensation Committee of the Board of Directors (the "Committee") shall administer the Plan. The Committee shall consist of no fewer than two members of the Board of Directors, each of whom is a "non-employee director," as that term is defined under Section 16(b) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as such statute or rules may be amended from time to time.

    11.2. AUTHORITY OF COMMITTEE. The Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan, and the Committee's determination on the foregoing matters shall be conclusive; provided that any such actions or determinations by the Committee which (1) amend the Plan, (2) increase the number of shares available for purchase under the Plan, or (3) change the class of employees eligible to participate, must be ratified by the Board of Directors.

    11.3. ADMINISTRATION OF PLAN. The day to day functions of the Plan shall be administered by a Plan Administrator who shall be appointed by the Committee. All notices and authorizations under the Plan shall be directed to the attention of the Plan Administrator.


                             ARTICLE XII - MISCELLANEOUS

    12.1. DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash distributed under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Administrator.
Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the


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absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the shares of Common Stock or cash credited to the participant under the Plan.

    12.2. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Section 7.2.

    12.3. USE OF FUNDS. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

    12.4. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

         (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

         (b) Upon the dissolution or liquidation of the Company, or upon a Change in Control (as defined below), the holder of each option then outstanding (and for which payroll deductions have been made) under the Plan (as of the date set by the Board of Directors for the purpose of determining eligibility under this Section 12.4(b), which date shall be on or immediately prior to the date of such dissolution, liquidation or Change in Control) will thereafter be entitled to receive, for each share as to which such option may at that time be exercised, as nearly as reasonably may be determined, the cash, securities


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and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such dissolution, liquidation or Change in Control; provided, this right shall not be applicable to the extent a participant withdraws from participation prior to the date which the Board of Directors sets for purposes of determining eligibility, as set forth above. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section
12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive. A "Change in Control" of the Company shall be deemed to have occurred if the stockholders of the Company approve a definitive agreement (a) to merge or consolidate the Company with or into another entity in which the Company is not the continuing or surviving corporation or pursuant to which all shares of the Company's Common Stock would be converted into cash, securities, or other property of another entity, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock (or equivalent securities) of the surviving entity immediately after the merger as immediately before, or (b) to sell or otherwise dispose of all or substantially all of the assets of the Company.

    12.5. AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares of Common Stock which may be issued under any Offering (except pursuant to Section 12.4); or
(ii) amend the requirements as to the class of employees eligible to purchase shares of Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such employee under such option; provided that the Plan may be terminated at any time by the Company's Board of Directors. Upon any termination of the Plan, all payroll deductions not used to purchase shares of Common Stock shall be refunded.

    12.6. EFFECTIVE DATE.  The Plan shall become effective as of January 1,
1997.

    12.7. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

    12.8. EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.


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    12.9. GOVERNING LAW.  The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.



As approved by the Board of Directors on October 17, 1996 and by the stockholders on October 21, 1996.



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